QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.0

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 14, 2003 relating to the financial statements, which appears in Duane Reade Inc.'s Annual Report on Form 10-K for the year ended December 28, 2002. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

]

PricewaterhouseCoopers LLP
New York, NY
March 26, 2003

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS